Chrysler Center 666 Third Avenue New York, NY 10017 212-935-3000 212-983-3115 fax www.mintz.com

June 25, 2010

Zoo Entertainment, Inc.
3805 Edwards Road, Suite 400
Cincinnati, Ohio 45209

Ladies and Gentlemen:

We have acted as counsel to Zoo Entertainment, Inc., a Delaware corporation (the “Company”),in connection with the Registration Statement on Form S-1, Registration No. 333-167294, filed by the Company on June 3, 2010 (as amended and as may subsequently be amended, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offering of an aggregate of 3,018,750 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), including 393,750 shares subject to an underwriters’ over-allotment option and 125,000 shares to be sold by Focus Capital Partners, LLC (the “Selling Stockholder”).

The Shares are to be sold by the Company and the Selling Stockholder pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into between the Company, the Selling Stockholder and the several underwriters to be named therein for whom Roth Capital Partners, LLC is acting as representative.  The form of the Underwriting Agreement has been filed as Exhibit 1.1 to the Registration Statement.

As counsel to the Company, we have examined such corporate records, certificates, documents, agreements, including the form of Underwriting Agreement, the Registration Statement and the exhibits thereto, and such other matters of law as we have considered necessary or appropriate for the purpose of this opinion.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares, when issued, delivered and paid for in accordance with the Registration Statement and the Underwriting Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Boston | Washington | New York | Stamford | Los Angeles | London | Palo Alto | San Diego

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

June 25, 2010

Our opinion is limited to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws) and the United States federal laws, and we express no opinion with respect to the laws of any other jurisdiction.  No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this Firm’s name therein and in the related prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.